ARTICLES OF AMENDMENT

(Section 414-285, Hawaii Revised Statutes)

The undersigned, duly authorized officer of the corporation submitting these Articles of Amendment, certifies as follows:

1.	The name of the corporation is:

IMUA HANDLING CORPORATION

2.	The amendment(s) adopted is attached.

3.	The total number of shares outstanding is:	100

4.	The amendment(s) was adopted:

by written consent dated January 27, 2009 which all of the shareholders signed.

5.	If the amendment(s) provides for an exchange, reclassification, or cancellation of issued shares, provisions necessary to effect the exchange, reclassification, or cancellation, if any, have been made.

The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements. I/We are authorized to make this change, and that the statements are true and correct.

Signed this 27th day of January, 2009

Joseph J. Pec, Assistant Secretary	/s/ Joseph J. Pec
(Type/Print Name & Title)	(Signature of Officer)

ATTACHMENT TO ARTICLES OF AMENDMENT

of

IMUA HANDLING CORPORATION

A. Article IV of the Articles of lncorporation of lmua Handling Corporation shall be amended by deleting the following language:

“Note: At least one member of the board must be a resident of the State of Hawaii.”

B. A new Article VI shall be inserted in the Articles of Incorporation of lmua Handling Corporation as follows:

“ARTICLE VI

Limitation of Liability

1. No shareholder shall be liable for the debts of the Corporation beyond the amount that may be due or unpaid upon any share or shares of stock of the Corporation owned by such shareholder.

2. The personal liability of the directors in any action brought by the shareholders or the Corporation for monetary damages against’ any director for any action taken, or any failure to take any actions, as a director of the Corporation shall be, and hereby is, eliminated to the fullest extent permitted by Section 41 4-222, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect.

3. No director or officer of the Corporation shall be liable for the negligence or misconduct of any other director or officer, or for any loss suffered by the Corporation, unless caused by the director’s or officer’s gross negligence or willful misconduct.”

STATEMENT OF CHANGE OF REGISTERED AGENT’S BUSINESS ADDRESS

(Section 414-82, 414D-72, 414D-275, 425-19, 425E-115, 428-108 Hawaii Revised Statutes)

The undersigned registered agent certifies as follows:

1.	Profit Corporation

2.	The name and state/country of incorporation/formation or organization of the entity is:

IMUA HANDLING CORPORATION	HI

3.	My business address has been changed:

From:	1000 Bishop Street, Honolulu, Hawaii 96813
To:	800 Fort Street Mall, Suite 1800, Honolulu, Hawaii 96813

4.	The address of the entity’s registered office and my business address is identical.

5.	The entity has been notified of this change.

I certify under the penalties of Section 414-20, 414D-12, 425-13, 425-172, 425E-20B 428-1302. Hawaii Revised Statutes, as applicable, that I have read the above statements and that the same are true and correct.

Signed this 8th day of February, 2007

C T CORPORATION SYSTEM	/s/ Kenneth J. Uva
(Type/Print Name of Agent)	(Signature)

Office Held:	Vice President

ARTICLES OF INCORPORATION (Section 415-54, Hawaii Revised Statuses)

The undersigned, for the purpose of forming a corporation under the laws of the State of Hawaii, do hereby make and execute these Articles of Incorporation:

I

The name of the corporation shall be:

Imua Handling Corporation

II

The mailing address (must be a street address) of the initial or principal office of the corporation is:

c/o The Corporation Company, Inc., 1000 Bishop Street, Honolulu, Hawaii 96813

III

The aggregate number of common shares all of the same class which the corporation shall have authority to issue is

    1,000

IV

The initial Board of Directors shall consist of three members whose names and residence addresses are as follows:

Name	Residence Address

Gerald H. Post	3N125 Morningside Ave. West Chicago, IL 60185

Richard Takashima	2213 Manoa Road, Honolulu, HI 96822

Julian Velez	2046 Avenida Hacienda, Chino Hills, CA 91709

Note: At least one member of the board must be a resident of the State of Hawaii.

V

The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, and such other officers and assistant officers as may be deemed necessary, who shall be appointed by the Board of Directors as shall be prescribed by the By-Laws.

The following individuals are the initial officers of the corporation:

Office Title	Name	Residence Address

President	Richard Takashima	2213 Manoa Road, Honolulu, HI 96822

Vice President	Julian Velez	2046 Avenida Hacienda, Chino Hills, CA 91709

Secretary	Richard C. Pagano	246 Atlantic Lane, E1k Grove Village, IL 60007

Treasurer	Gerald H. Post	3N125 Morningside Ave., West Chicago, IL 60185

VP	Gerald H. Post	3N125 Morningside Ave., West Chicago, IL 60185

VP	Christopher L. Ellis	333 Linden, Oak Park, Illinois 60302

We certify that we have read the above statements and that the same are true and correct to the best of our knowledge and belief.

Signed this 17th day of June, 1999.

Richard C. Pagano
(Type/Print Name of Incorporator)

/s/ Richard C. Pagano
(Signature of Incorporator)